UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 2003

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

This Current Report on Form 8-K/A amends and restates Item 7, Financial Statements, Pro Forma Financial Information and Exhibits, of the Current Report of MTC Technologies, Inc. (“MTCT” or the “Registrant”) on Form 8-K filed with the Securities and Exchange Commission on October 1, 2003 to include the historical financial statements of International Consultants, Inc. (“ICI”) and the pro forma financial information required by Item 7 of Form 8-K with respect to MTCT’s acquisition of ICI.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Audited financial statements of ICI for the year ended December 31, 2002 and related Independent Auditor’s Report thereon, and the Unaudited Condensed Balance Sheet as of September 30, 2003, Unaudited Condensed Statements of Income and Cash Flows for the nine months ended September 30, 2003 and 2002 and Note to the Unaudited Condensed Financial Statements for ICI are filed as part of this Form 8-K/A beginning on page 5.

(b)	PRO FORMA FINANCIAL INFORMATION.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003, the Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 2002 and for the nine months ended September 30, 2003, and the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements are filed as part of this Form 8-K/A beginning on page 18.

(c)	EXHIBITS.

Ex. 2.1*	Stock Purchase Agreement by and among MTC Technologies, Inc., Modern Technologies Corp. and Vishal Soin, Amol Soin and Indu Soin (1)(Incorporated by reference to the Current Report of MTC Technologies, Inc. on Form 8-K filed with the Securities and Exchange Commission on October 1, 2003 (Commission File No. 000-49890)).

Ex. 99.1*	Press Release dated October 1, 2003 (Incorporated by reference to the Current Report of MTC Technologies, Inc. on Form 8-K filed with the Securities and Exchange Commission on October 1, 2003 (Commission File No. 000-49890)).

(1)	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2003

MTC TECHNOLOGIES, INC.

By:	/s/ Michael Gearhardt

Michael Gearhardt
Chief Financial Officer

Independent Auditor’s Report

To the Board of Directors

International Consultants, Inc.

We have audited the accompanying balance sheet of International Consultants, Inc. as of December 31, 2002 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for an opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Consultants, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SWINDON, SPRINGER & COMPANY, INC., CPAS

Dayton, Ohio
September 11, 2003

INTERNATIONAL CONSULTANTS, INC.

BALANCE SHEET

December 31, 2002

ASSETS
CURRENT ASSETS:
Cash		$109,214
Accounts receivable		5,576,273
Costs and estimated earnings in excess of billings on contracts in progress		18,914
Prepaid expenses		46,289

		5,750,690
PROPERTY AND EQUIPMENT:
Office equipment	$432,892
Furniture and fixtures	64,389

	497,281

Less: Accumulated depreciation	(419,401)

		77,880
DEPOSITS		6,648

TOTAL ASSETS		$5,835,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit		$2,112,000
Current portion of debt to former stockholders		480,485
Stockholder notes payable		525,000
Accounts payable		1,291,380
Accrued payroll		606,617
Accrued and withheld payroll liabilities		593,259
Billings in excess of costs and estimated earnings on contracts in progress		1,576
Contract liabilities		98,491
Accrued interest		17,046
Accrued taxes		1,058

		5,726,912
STOCKHOLDERS’ EQUITY
Represented by:
Common stock, no par value, 10,000 shares authorized, 9,000 issued, and 3,000 outstanding, stated at	$10,600
Retained earnings	3,971,891

	3,982,491
LESS: Treasury stock, 6,000 shares at cost	(3,874,185)

		108,306

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$5,835,218

The accompanying notes are an integral part of these financial statements

INTERNATIONAL CONSULTANTS, INC.

STATEMENT OF I NCOME AND RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2002

SALES		$19,368,325

COST OF SALES		16,290,175

GROSS PROFIT		3,078,150

GENERAL AND ADMINISTRATIVE EXPENSES		1,313,408

INCOME FROM OPERATIONS		1,764,742

OTHER (INCOME) EXPENSE — Primarily interest		86,305

NET INCOME BEFORE PROVISION FOR INCOME TAXES		1,678,437

PROVISION FOR INCOME TAXES		151,723

NET INCOME		1,526,714

RETAINED EARNINGS — Beginning	3,570,177

LESS: Stockholder distributions	(1,125,000)

		2,445,177

RETAINED EARNINGS — Ending		$3,971,891

The accompanying notes are an integral part of these financial statements

INTERNATIONAL CONSULTANTS, INC.

STATEMENT OF C ASH FLOWS

YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,526,714
Adjustments To Reconcile Net Income To Net
Cash Provided By Operating Activities:
Depreciation and amoritization	35,550
Deposits	(1,481)
Changes In Components Of Working Capital:
(Increase) Decrease in Assets:
Accounts receivable	(1,091,775)
Costs and estimated earnings in excess of billings on contracts in progress	(17,943)
Prepaid expenses	14,037
Increase (Decrease) in Liabilities:
Accounts payable	(147,786)
Accrued payroll	195,210
Accrued and withheld payroll liabilities	156,660
Billings in excess of costs and estimated earnings on contracts in progress	1,576
Contract liabilities	25,795
Accrued interest	17,046
Accrued taxes	(35,602)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$678,001

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to fixed assets	$(48,393)

NET CASH USED BY INVESTING ACTIVITIES	$(48,393)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on short-term debt	$2,112,000
Payments on long-term debt	(2,793,700)
Proceeds from stockholder notes payable	525,000
Purchase of treasury stock	0
Distributions to stockholders	(1,125,000)

NET CASH USED BY FINANCING ACTIVITIES	$(1,281,700)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(652,092)

CASH AND CASH EQUIVALENTS — Beginning	761,306

CASH AND CASH EQUIVALENTS — Ending	$109,214

The accompanying notes are an integral part of these financial statements

INTERNATIONAL CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE A — SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations — International Consultants, Inc. (the Company) is engaged in providing consulting services to investigate, evaluate and make recommendations in the areas of environmental management and facility planning. The Company is headquartered in Dayton, Ohio and has offices in several other states and the United Kingdom. The Company extends credit in the normal course of business primarily as a prime contractor to the U.S. Government and as a subcontractor on U.S. Government contracts.

Sales to the U.S. Government represented a substantial portion of the Company’s sales for the year ended December 31, 2002. Consequently, accounts receivable balances consist primarily of amounts due from the U.S. Government or prime contractors to the U.S. Government.

Classifications — Certain prior year amounts have been reclassified to conform with the current year’s presentation.

Cash Equivalents — For purposes of the statements of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from these estimates.

Revenue and Cost Recognition — Revenue from cost plus fixed fee contracts is recognized on the basis of costs incurred plus a percentage of the fee earned. Time and material contract revenues are recognized as costs are billed. Revenues and costs from fixed price contracts are recognized by the percentage of completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract.

Property and Equipment — Property and equipment are recorded at cost. Depreciation of property and equipment are provided using straight-line and accelerated methods over estimated useful lives.

The Company’s policy is to charge repair, maintenance and minor renewal expenditures and other purchases against earnings in the year incurred, while major improvements are capitalized and depreciated. When an item is sold or retired, the related asset cost and accumulated depreciation are removed from the books and gains or losses are recognized in the income statement.

Total depreciation for the year ended December 31, 2002 was $35,550.

INTERNATIONAL CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

(CONTINUED)

NOTE B — ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2002, consisted of the following:

Amounts Billed:
U.S. Government contracts	$5,158,314
Commercial contracts	275,880

5,434,194

Employee advances	1,435
Shareholders	31,285
Unbilled receivables on government contracts	22,936
Other	65,494
Tax refund receivable	20,929

$5,576,273

The following relates to fixed price contracts:

Cost & Estimated Earnings in Excess of Billings

December 31, 2002	$18,914

Retainers on government contracts of $47,664 were included in amounts billed at December 31, 2002.

Unbilled receivables on government contracts represents costs incurred and estimated fees earned on cost-plus fixed fee and time-and-materials service contracts for which billings have not been presented to the customer.

Additionally, contract liabilities of $98,491 at December 31, 2002, are included in current liabilities on the balance sheet. These amounts represent estimated overbillings on cost-plus fixed fee and time-and-materials service contracts due to the use of provisional billing rates in excess of actual rates on contracts in process.

The Company believes all of the above accounts receivable are fully collectible. Therefore, there are no allowances for uncollectible accounts for 2002.

INTERNATIONAL CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

(CONTINUED)

NOTE C — SHORT TERM BORROWINGS

At December 31, 2002, the Company had a revolving line of credit from National City Bank, Dayton. The maximum line of credit available at December 31, 2002 was $2,500,000 and is subjected to borrowing base restrictions. This obligation bears interest at the bank’s prime rate, 4.25% at December 31, 2002, and is secured by Company accounts receivable and equipment. The amount borrowed against the line at December 31, 2002 was $2,112,000.

Additionally, the Company had a short term demand note payable to a stockholder at December 31, 2002 totaling $525,000 at 4.65% interest.

NOTE D — INCOME TAXES

In January 1996, the Company elected “S-Corporation” status under Section 1362 of the Internal Revenue Code. Under this S-Corporation election all items of income and expense are “passed through” and taxed at the shareholder level for federal and some state purposes. Therefore, no provision for federal income taxes is required at December 31, 2002. Current provisions for state and city income taxes for jurisdictions that do not recognize the S-Corporation election was $151,723 at December 31, 2002.

NOTE E — OPERATING LEASES

The Company leases its office facilities. These operating leases call for various payment terms and expire at various dates through 2005. Facility rent expense for the year ended December 31, 2002 was $138,506.

Minimum annual rentals for operating leases with non-cancelable terms in excess of one year are as follows:

Year Ending December 31,
2003	$136,608
2004	108,802
2005	72,289
2006	—
2007	—

$317,699

INTERNATIONAL CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

(CONTINUED)

NOTE F — RELATED PARTY TRANSACTIONS

The Company purchases temporary labor from and rents a portion of its facilities from various entities that are controlled by its shareholders. Following is a summary of transactions and balances with related parties at and for the year ended December 31, 2002:

Accounts payable	$82,208

Notes payable	$525,000

Purchases from related parties	$525,895

Rent paid to related parties	$57,598

Additionally, at December 31, 2002 the Company had unsecured accounts receivable from shareholders of $31,285.

NOTE G — SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information for the year ended December 31, 2002 is as follows:

Interest paid	$107,951

Income taxes and estimates paid — net of refunds	$186,383

Non-cash transactions for the years ended December 31, 2002 are as follows:

Purchade of treasure stock	$189,050

Downpayment	—

Increase in notes payable	$189,050

INTERNATIONAL CONSULTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002

(CONTINUED)

NOTE H — PROFIT SHARING PLAN

The Company sponsors a 401(k) plan that covers all eligible full-time United States employees. The Company provides 25% matching funds for participating employee contributions. The Company contribution for the year ended December 31, 2002 was $55,512. The Plan also allows for the Company to make additional discretionary contributions. No discretionary contributions were made for the year ended December 31, 2002. The Company also sponsors a pension plan for all eligible full-time England employees. The Company contribution for the year ended December 31, 2002 was $3,358.

NOTE I — TREASURY STOCK

On June 1, 2001, the Company entered into stock redemption agreements totaling 6,000 shares at a purchase price of $3,685,135. These agreements contained provisions for additional consideration of $189,050 upon successful recompetition of a government contract, or continuance by the company of this contract without recompetition through December 4, 2004. During 2002, the contingency for payment of the additional consideration was met.

NOTE J — EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

On October 1, 2003, all of the outstanding shares of the Company were acquired by Modern Technologies Corp.

INTERNATIONAL CONSULTANTS, INC.

UNAUDITED CONDENSED BALANCE SHEET

(Dollars in Thousands)

September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$—
Accounts receivable, net	8,376
Prepaid expenses and other current assets	678

Total current assets	9,054

Property, plant and equipment, net	143
Other assets	7

Total assets	$9,204

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Line of credit	$3,387
Stockholder notes payable	1,463
Stockholder distribution payable	2,996
Accounts payable	2,498
Compensation and related items	1,800
Other current liabilities	344

Total current liabilities	12,488

Stockholders’ Equity (Deficit)
Common stock	11
Paid-in capital	—
Retained earnings	4,888
Shareholder distributions	(4,309)
Treasury stock	(3,874)

Total stockholder’s equity (deficit)	(3,284)

Total liabilities and stockholder’s equity (deficit)	$9,204

See accompanying note to the unaudited condensed financial statements.

INTERNATIONAL CONSULTANTS, INC.

UNAUDITED CONDENSED STATEMENTS OF INCOME

(Dollars in Thousands)

	Nine months ended September 30,
	2003	2002

Revenue	$18,641	$14,276

Cost of revenue	16,173	12,066

Gross profit	2,468	2,210

General and administrative expenses	1,360	1,097

Operating income	1,108	1,113

Interest income	8	19
Interest expense	(136)	(70)

Net interest income (expense)	(128)	(51)

Income before income taxes	980	1,062

Income tax expense	64	100

Net income	$916	$962

See accompanying note to the unaudited condensed financial statements.

INTERNATIONAL CONSULTANTS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Nine months ended September 30,
	2003	2002
Cash flows from operating activities:
Net income	$916	$962
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization	34	45

Changes in operating assets and liabilities:
Accounts receivable	(2,780)	754
Prepaid expenses and other assets	(632)	7
Accounts payable	1,205	(224)
Compensation and related items	600	432
Other current liabilities	228	(47)

Net cash provided by (used in) operating activities	(429)	1,929

Cash flows from investing activities:
Purchase of property and equipment	(99)	(26)

Net cash used in investing activities	(99)	(26)

Cash flows from financing activities:
Net borrowings on the Line of Credit	1,275	725
Proceeds from stockholders notes payable	457	—
Payments on stockholders notes payable	—	(2,264)
Cash distributions to stockholders	(1,313)	(1,125)

Net cash provided by (used in) financing activities	419	(2,664)

Net decrease in cash	(109)	(761)
Cash and cash equivalents, beginning of period	109	761

Cash and cash equivalent, end of period	$—	$—

See accompanying note to the unaudited condensed financial statements.

INTERNATIONAL CONSULTANTS, INC.

NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

A. Basis of Presentation — The information furnished in the accompanying Unaudited Condensed Balance Sheet, Unaudited Condensed Statements of Income and Unaudited Condensed Statements of Cash Flows have been prepared in accordance with accounting principles generally accepted in the United Stated of America for interim financial information. In the opinion of management, such information contains all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation of such information. The operating results for the nine months ended September 30, 2003 may not be indicative of the results of operations for the year ending December 31, 2003 or any future period. This financial information should be read in conjunction with the International Consultants, Inc.’s December 31, 2002 audited financial statements and footnotes thereto.

The accompanying unaudited condensed financial statements include no adjustments related to the sale of all the issued and outstanding stock of International Consultants, Inc.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2003, MTC Technologies (“MTCT” or the “Company”) and its wholly-owned subsidiary, Modern Technologies Corp. (“MTC”), acquired 100% of the stock of International Consultants, Inc. (“ICI”). The initial purchase price for 100% of the outstanding common stock of ICI was $9.9 million, which was paid with $2.4 million in MTCT Common Stock and $7.5 million in assumption of ICI debt (of which approximately $2.8 million arose in connection with payments to ICI’s selling shareholders), which was immediately paid with cash on hand. Additionally, acquisition related closing expenses of approximately $0.3 million were incurred. ICI’s former shareholders may receive additional payments through 2005, if certain operating goals are achieved. If all contingent amounts are earned, the total acquisition price could reach $19 million. Any future payments will also be paid in a combination of MTCT Common Stock and in cash. If the maximum purchase price is paid, the total payments will have been made 50% in cash or debt assumption and 50% in MTCT Common Stock.

The following unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2002 and for the nine months ended September 30, 2003 give effect to the Company’s purchase of ICI. The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No. 141, Business Combinations.

The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of ICI occurred on September 30, 2003. The pro forma condensed consolidated statements of income have been prepared as if the acquisition occurred on January 1, 2002. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based upon an independent appraisal and other studies completed subsequent to the ICI acquisition.

These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated October 1, 2003, the previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and MTCT’s Report on Form 10-Q for the nine months ended September 30, 2003, and in conjunction with the historical financial statements and accompanying notes of ICI included in this Report on Form 8-K/A.

MTC	TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(Dollars in Thousands Except Share Data)

	MTCT September 30, 2003	ICI September 30, 2003	Pro Forma Adjustments		Pro Forma September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$32,607	$—	$318	A	$25,425
			(7,500)	B
Accounts receivable, net	34,962	8,376	(313)	A	43,025
Costs and estimated earnings in excess of amounts billed on uncompleted contracts	3,642	—	—		3,642
Work-in-process inventory	3,035	—	—		3,035
Prepaid expenses and other current assets	1,770	678	(636)	B	1,812

Total current assets	76,016	9,054	(8,131)		76,939
Property, plant and equipment, net	1,684	143			1,827
Goodwill, net	7,157	—	4,920	B	12,077
Intangible assets	2,551	—	3,500	B	6,051
Other assets	1,297	7			1,304

	$88,705	$9,204	$289		$98,198

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$—	$3,387	$(3,387)	A	$—
Notes payable to former ICI stockholders	—	1,463	(1,463)	A	—
Accounts payable	20,936	2,498	(545)	A	22,889
Compensation and related items	7,715	1,800	—		9,515
Billings in excess of costs and estimated earnings on uncompleted contracts	345	—	—		345
Distributions payable to former ICI stockholders	—	2,996	—		2,996
Other current liabilities	882	344	—		1,226

Total current liabilities	29,878	12,488	(5,395)		36,971

Stockholders’ equity:
Common stock	13	11	(11)	B	13
Paid-in capital	51,314	—	2,400	B	53,714
Retained earnings	8,861	4,888	(4,888)	B	8,861
Shareholder distributions	—	(4,309)	4,309	B	—
Treasury stock	(1,361)	(3,874)	3,874	B	(1,361)

Total stockholders’ equity	58,827	(3,284)	5,684		61,227

	$88,705	$9,204	$289		$98,198

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands Except Share and Per Share Data)

	MTCT Year Ended December 31, 2002	ICI Year Ended December 31, 2002	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2002

Revenue	$118,540	$19,368	$(402)	C	$137,506
Cost of revenue	96,356	16,290	(402)	C	112,244

Gross profit	22,184	3,078	—		25,262
General and administrative expenses:
General and administrative expenses, excluding stock compensation expense	8,348	1,313	—		9,661
Stock compensation expense	5,215	—	—		5,215

Total general and administrative expense	13,563	1,313	—		14,876
Intangible asset amortization	119	—	737	D	856

Operating income	8,502	1,765	(737)		9,530
Interest income (expense):
Interest income	236	22	(56)	F	202
Interest expense	(396)	(108)	—		(504)

Net interest income (expense)	(160)	(86)	(56)		(302)

Income before income tax expense	8,342	1,679	(793)		9,228
Income tax expense	656	152	239	E	1,047

Net income	$7,686	$1,527	$(1,032)		$8,181

Earnings per common share:
Basic	$0.67				$0.71

Diluted	$0.67				$0.70

Weighted average common shares outstanding:
Basic	11,405,351		98,079	G	11,503,430
Diluted	11,538,802		98,079	G	11,636,881

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands Except Share and Per Share Data)

	MTCT Nine Months Ended September 30, 2003	ICI Nine Months Ended September 30, 2003	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2003

Revenue	$129,096	$18,641	$(178)	C	$147,559
Cost of revenue	107,722	16,173	(178)	C	123,717

Gross profit	21,374	2,468	—		23,842
General and administrative expenses	7,117	1,360	—		8,477
Intangible asset amortization	356	—	553	D	909

Operating income	13,901	1,108	(553)		14,456
Interest income (expense):
Interest income	225	8	(84)	F	149
Interest expense	—	(136)	—		(136)

Net interest income (expense)	225	(128)	(84)		13
Income before income tax expense	14,126	980	(637)		14,469
Income tax expense	5,608	64	73	E	5,745

Net income	$8,518	$916	$(710)		$8,724

Earnings per common share:
Basic	$0.65				$0.66

Diluted	$0.65				$0.66

Weighted average common shares outstanding:
Basic	13,041,024		98,079	G	13,139,103
Diluted	13,134,983		98,079	G	13,233,062

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Balance Sheet

A.	Pro forma adjustment to give effect for the following:

•	the reduction of ICI accounts receivable and increase in ICI cash for the collection of a ICI note receivable from a former ICI stockholder of $231;

•	the elimination of intercompany accounts payable and receivable between MTCT and ICI at September 30, 2003 of $82;

•	to recognize ICI’s cash balance at the time of acquisition of $87;

•	to reflect the repayment of the ICI line of credit, and ICI notes payable to stockholders, as well as payments and accruals of ICI expenses related to the sale of the business; and

•	to reflect the distribution payable to ICI stockholders subsequent to the acquisition.

B.	Pro forma adjustment to give effect to the purchase of ICI for $10,200, paid with $2,400 in MTCT Common Stock and $7,500 in assumption of ICI debt, and including estimated legal, accounting, and other closing expenses of $300, as if the acquisition occurred on September 30, 2003. The estimated pro forma allocation of the purchase price is as follows:

ICI’s historical assets and liabilities, net	$(3,284)
Valuation adjustment of ICI’s net assets	(636)
Goodwill associated with MTCT’s acquisition of ICI	4,920
Customer contract intangible asset recorded upon acquisition	3,500
ICI stockholder capital contribution	7,500
Distribution to ICI former stockholders	(1,800)

Total purchase price	$10,200

The value of the customer contract intangible assets was based on an independent appraisal. The customer contract intangible asset will be amortized over 4.75 years, the estimated remaining life of the contracts including renewals. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein. The final allocation of purchase price will be affected by additional contingent payments made under the stock purchase agreement.

Statements of Income for the year ended December 31, 2002 and the nine months ended September 30, 2003

C.	Pro forma adjustment to eliminate intercompany revenue and cost of sales between MTCT and ICI.

D.	Pro forma adjustment to give effect to the amortization of the intangible assets recorded as a result of the acquisition.

E.	Pro forma adjustment to reflect income taxes as if both MTCT and ICI had been C corporations for all the periods presented, at an estimated combined effective income tax rate of approximately 40%.

On June 28, 2002, MTCT changed its S corporation status to C corporation status under Internal Revenue Service regulations. As a result of this change in status, a $2,644 deferred income tax

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

benefit was recognized and included in the MTCT’s Statement of Income for the year ended December 31, 2002. Additionally, after the acquisition of ICI in October 2003, ICI’s S corporation status was changed to C corporation status. While MTCT and ICI were S corporations all items of income and expense were “passed through” and taxed at the shareholder level. Therefore, a provision for federal and state income taxes was not required prior to the conversion of the S corporations to C corporations.

F.	Pro forma adjustment to reflect the elimination of interest income earned from July 2002 through December 2002 and the nine months ended September 30, 2003 on the $7,500 of funds from MTCT’s initial public offering that were used to consummate the acquisition. The interest rate is estimated at 1.5% per annum based on the applicable interest rate being earned on the invested cash as of the date of the acquisition.

G.	Pro forma adjustment to reflect the portion of the ICI purchase price that was paid in MTCT common stock.

EXHIBIT INDEX

Ex. 2.1*	Stock Purchase Agreement by and among MTC Technologies, Inc., Modern Technologies Corp. and Vishal Soin, Amol Soin and Indu Soin (1) (Incorporated by reference to the Current Report of MTC Technologies, Inc. on Form 8-K filed with the Securities and Exchange Commission on October 1, 2003 (Commission File No. 000-49890)).

Ex. 99.1*	Press Release dated October 1, 2003 (Incorporated by reference to the Current Report of MTC Technologies, Inc. on Form 8-K filed with the Securities and Exchange Commission on October 1, 2003 (Commission File No. 000-49890)).

(1)	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

*	Previously filed.